As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-196818

Registration No. 333-202240

Registration No. 333-230275

Registration No. 333-257909

Registration No. 333-258390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT NO. 333-196818

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT NO. 333-202240

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT NO. 333-230275

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3MEF

REGISTRATION STATEMENT NO. 333-257909

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-258390

Marin Software Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

20-4647180

(I.R.S. Employer Identification Number)

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(415) 399-2580

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher A. Lien

Chief Executive Officer and Director

Marin Software Incorporated

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(415) 399-2580

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post Effective Amendments”) relate to the following Registration Statements on Form S-3 and Form S-3MEF (collectively, the “Registration Statements”) filed by Marin Software Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”).

•	Registration Statement on Form S-3 (No. 333-196818), filed with the SEC on June 16, 2014 and declared effective on June 25, 2014;

•

Registration Statement on Form S-3 (No. 333-202240), filed with the SEC on February 23, 2015, as amended by Amendment No. 1, filed with the SEC on March 27, 2015, and declared effective on April 14, 2015;

•

Registration Statement on Form S-3 (No. 333-230275) filed with the SEC on March 14, 2019, as amended by Amendment No. 1, filed with the SEC on May 9, 2019, and declared effective on May 10, 2019;

• Registration Statement on Form S-3MEF (No. 333-257909) filed with the SEC on July 15, 2021, and which became immediately effective; and

•

Registration Statement on Form S-3 (No. 333-258390), filed with the SEC on August 3, 2021, as amended by Pre-Effective Amendment No. 1, filed with the SEC on August 13, 2021, and declared effective on August 18, 2021.

On July 1, 2025, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and commenced a chapter 11 case for the Company (the “Chapter 11 Case”). The Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Second Amended Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code (the “Plan”) on August 29, 2025. The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

As a result of the Chapter 11 Case, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such securities of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 29, 2025. No other person is required to sign these Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

MARIN SOFTWARE INCORPORATED

/s/ Christopher A. Lien
Name:	Christopher A. Lien
Title:	Chief Executive Officer and Chairman of the Board